Exhibit 99.1

Popular, Inc. Announces Second Quarter Financial Results

  Reports net income of $327.5 million for the quarter ended June 30, 2013; Net interest margin of 4.46% in Q2 2013, vs. 4.40% in Q1 2013
    Adjusted net income of $68.1 million, excluding the effect of the bulk sale of non-performing loans, EVERTEC’s IPO and the impact of the Puerto Rico Tax Reform
    Completed the sale of non-performing mortgage loans with book value of $434.6 million, resulting in an after-tax loss of $107.1 million
    EVERTEC completed its initial public offering and repayment of debt to Popular, resulting in an after-tax gain of $156.6 million for Popular
  Continued progress in credit quality (excluding covered loans):
    After the impact of the bulk loan sale:
      Non-performing assets declined by $439.3 million, or 36%, quarter over quarter;
      Non-performing loans held-in-portfolio reached their lowest level since 2006, declining by $436.7 million, or 42%, from Q1 2013, and down 74% from the Q3 2010 peak.
      The ratio of non-performing loans held-in-portfolio to loans held-in-portfolio declined to 2.85% from 4.86% in Q1 2013
    Excluding the impact of the bulk loan sale:
      Non-performing loans held-in-portfolio slightly declined by $2.1 million from Q1 2013;
      Net charge-offs decreased by $2.2 million from Q1 2013; NCO ratio decreased to 1.47% from 1.55% in Q1 2013, reaching lowest level since 2008;
  Common Equity Tier 1 ratio of 13.1% and Tangible Book Value per Share of $33.38 at June 30, 2013; capital exceeds well-capitalized threshold by $1.9 billion

SAN JUAN, Puerto Rico--(BUSINESS WIRE)--July 18, 2013--Popular, Inc. (the “Corporation” or “Popular”) (NASDAQ:BPOP) reported net income of $327.5 million for the quarter ended June 30, 2013, compared to a net loss of $120.3 million for the quarter ended March 31, 2013.

Mr. Richard L. Carrión, Chairman of the Board and Chief Executive Officer, said: “The quarter reflects two notable sources of strength: capital and revenue-generating capacity. Our capital base and revenues have continued to grow while we have aggressively reduced our non-performing assets to pre-crisis levels. We continue to increase our financial flexibility and to leverage the strengths of our leading Puerto Rico franchise to drive shareholder value.”

Earnings Highlights

	Quarters ended			Six months ended
(Dollars in thousands, except per share information)	30-Jun-13	31-Mar-13	30-Jun-12	30-Jun-13	30-Jun-12
Net interest income	$ 355,719	$ 346,313	$342,179	$702,032	$680,777
Provision for loan losses – non-covered loans	223,908	206,300	81,743	430,208	164,257
Provision for loan losses – covered loans [1]	25,500	17,556	37,456	43,056	55,665
Net interest income after provision for loan losses	106,311	122,457	222,980	228,768	460,855
FDIC loss share (expense) income	(3,755)	(26,266)	2,575	(30,021)	(12,680)
Other non-interest income [2]	297,118	60,323	106,857	357,441	262,038
Operating expenses [2]	309,586	333,698	344,566	643,284	657,767
Income (loss) before income tax	90,088	(177,184)	(12,154)	(87,096)	52,446
Income tax (benefit)	(237,380)	(56,877)	(77,893)	(294,257)	(61,701)
Net income (loss)	$ 327,468	$ (120,307)	$65,739	$207,161	$114,147
Net income (loss) applicable to common stock	$ 326,537	$ (121,237)	$64,809	$205,300	$112,286
Net income (loss) per common share - basic and diluted	$ 3.18	$ (1.18)	$0.63	$2.00	$1.10

[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under FDIC loss sharing agreements.
[2] During the second quarter, the Corporation discontinued the elimination of its proportionate ownership share of intercompany transactions with EVERTEC from their respective revenue and expense categories to reflect them as an equity pick-up adjustment in Other Operating Income. This results in a gross up of operating expenses with a corresponding increase in other operating income. The results of operations for all periods presented have been adjusted to reflect this change.

Recent significant events

  On April 12, 2013, EVERTEC, Inc. (“EVERTEC”) completed an initial public offering (“IPO”) of 28.8 million shares of common stock, generating proceeds of approximately $575.8 million. In connection with the IPO, EVERTEC sold 6.3 million shares of newly issued common stock and Apollo Global Management LLC (“Apollo”) and Popular sold 13.7 million and 8.8 million shares of EVERTEC retaining stakes of 29.1% and 33.5%, respectively. As of quarter-end, Popular’s stake in EVERTEC was reduced to 32.4% due to exercise by EVERTEC’s management of certain stock options that became fully vested as a result of the IPO. A portion of the proceeds received by EVERTEC from the IPO was used to repay and refinance its outstanding debt. In connection with the refinancing, Popular received payment in full for its portion of the EVERTEC debt held by it at that time.

As a result of these transactions, Popular recognized an after-tax gain of approximately $156.6 million during the second quarter of 2013. As of June 30, 2013, Popular’s investment in EVERTEC has a book value of $63.6 million.

  On June 28, 2013, Banco Popular de Puerto Rico (“Banco Popular” or ‘BPPR’) completed the sale of a portfolio of non-performing residential mortgage loans with a book value and unpaid principal balance of approximately $434.6 million and $510.7 million, respectively. Banco Popular did not retain any beneficial interest in the pool of mortgage loans sold and no seller financing was provided in connection with the transaction.

The purchase price for the loans was approximately $244 million, or 47.75% of the unpaid principal balance. As a result of the all cash transaction, Popular recognized an after-tax loss of approximately $107.2 million during the second quarter of 2013.

  During the second quarter of 2013, the Puerto Rico Government approved an amendment to the Internal Revenue Code which, among other things, increased the corporate income tax rate from 30% to 39%. This resulted in a benefit of approximately $215.6 million from the increase in the net deferred tax asset.

The following tables reflect the results of operations for the second and first quarters of 2013, with adjustments to exclude the impact of certain significant events. Adjustments include 1) the effect of the bulk sales of NPLs during the first and second quarters 2) the effect of the gain recorded related to EVERTEC’s IPO during the second quarter 3) the impact of the Puerto Rico Tax Reform enacted during the second quarter which resulted in an additional expense for gross receipts tax and a net benefit from the increase in the deferred tax asset as the corporate tax rate was changed from 30% to 39% and 4) the adjustment in the tax rate on distributions from EVERTEC from 15% to 4% and an adjustment to the deferred tax liability related to the covered loan portfolio:

	Quarter ended
(Unaudited)	30-Jun-13
(In thousands)	Actual Results (US GAAP)	Impact of Sale of NPAs	Impact of EVERTEC's IPO	Income Tax Adjustment [2] [3]	Adjusted Results (Non GAAP)
Net interest income	$ 355,719	$ -	$ 1,502	$ -	$ 354,217
Provision for loan losses – non-covered loans	223,908	169,248	-	-	54,660
Provision for loan losses – covered loans [1]	25,500	-	-	-	25,500
Net interest income after provision for loan losses	106,311	(169,248)	1,502	-	274,057
Net (loss) gain on sale of loans, including valuation adjustments on loans held-for-sale	4,382	(3,865)	-	-	8,247
FDIC loss share expense	(3,755)	-	-	-	(3,755)
Other non-interest income	292,736	(3,047)	167,947	-	127,836
Total non-interest income	293,363	(6,912)	167,947	-	132,328
Other taxes	15,288	-	-	1,656	13,632
Professional fees	69,964	-	856	-	69,108
OREO expense	5,762	-	-	-	5,762
Other operating expenses	218,572	-	-	-	218,572
Total operating expenses	309,586	-	856	1,656	307,074
Income (loss) before income tax	90,088	(176,160)	168,593	(1,656)	99,311
Income tax (benefit) expense	(237,380)	(68,987)	11,988	(211,588)	31,207
Net income (loss)	$ 327,468	$ (107,173)	$ 156,605	$ 209,932	$ 68,104
[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under FDIC loss sharing agreements.
[2] Represents the impact of the gross receipt tax corresponding to the first quarter 2013, recorded during the second quarter after enactment.
[3] Represents the net benefit of $215.6 million for the increase on the net deferred tax asset from the change of the corporate tax rate from 30% to 39%, $7.9 million resulting from the adjustment in tax rate for distributions from EVERTEC from 15% to 4%, offset by an adjustment of $11.9 million on the deferred tax liability related to the covered loans portfolio.

	Quarter ended
(Unaudited)	31-Mar-13
(In thousands)	Actual Results (US GAAP)	Impact of Sale of NPAs [2]	Adjusted Results (Non GAAP)
Net interest income	$ 346,313	$ -	346,313
Provision for loan losses – non-covered loans	206,300	148,823	57,477
Provision for loan losses – covered loans [1]	17,556	-	17,556
Net interest income after provision for loan losses	122,457	(148,823)	271,280
Net (loss) gain on sale of loans, including valuation adjustments on loans held-for-sale	(48,959)	(61,387)	12,428
FDIC loss share expense	(26,266)	-	(26,266)
Other non-interest income	109,282	(10,700)	119,982
Total non-interest income	34,057	(72,087)	106,144
Other taxes	11,586	-	11,586
Professional fees	70,497	5	70,492
OREO expense	46,741	37,046	9,695
Other operating expenses	204,874	-	204,874
Total operating expenses	333,698	37,051	296,647
(Loss) income before income tax	(177,184)	(257,961)	80,777
Income tax (benefit) expense	(56,877)	(77,388)	20,511
Net (loss) income	$ (120,307)	$ (180,573)	$ 60,266
[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under FDIC loss sharing agreements.
[2] Net (loss) gain on sale of loans, includes $8.8 million of negative valuation adjustments on loans held for sale which were transferred to held-in-portfolio subsequent to the sale.

	Quarters ended
(Unaudited)	Adjusted results Non-GAAP
(In thousands)	30-Jun-13	31-Mar-13	Variance
Net interest income	$ 354,217	$ 346,313	7,904
Provision for loan losses – non-covered loans	54,660	57,477	(2,817)
Provision for loan losses – covered loans [1]	25,500	17,556	7,944
Net interest income after provision for loan losses	274,057	271,280	2,777
Net (loss) gain on sale of loans, including valuation adjustments on loans held-for-sale	8,247	12,428	(4,181)
FDIC loss share expense	(3,755)	(26,266)	22,511
Other non-interest income	127,836	119,982	7,854
Total non-interest income	132,328	106,144	26,184
Other taxes	13,632	11,586	2,046
Professional fees	69,108	70,492	(1,384)
OREO expense	5,762	9,695	(3,933)
Other operating expenses	218,572	204,874	13,698
Total operating expenses	307,074	296,647	10,427
Income before income tax	99,311	80,777	18,534
Income tax expense	31,207	20,511	10,696
Net income	$ 68,104	$ 60,266	$ 7,838
[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under FDIC loss sharing agreements.

Net interest income

Net interest margin for the second quarter of 2013 increased 6 basis points to 4.46% when compared with the first quarter of 2013. Net interest income reached $355.7 million, an increase of $9.4 million from the previous quarter. The main drivers of the increase in net interest margin are:

  Approximately $2.5 million of the increase in net interest income was due to the impact of having one more day in the second quarter of 2013 than the first quarter of the year.
  An increase in the interest income from commercial loans of $3.0 million, or 9 basis points, due to higher yields mainly driven by lower levels of non-performing loans at BPPR after the bulk sale of non-performing assets near the end of the first quarter and one additional day of interest in the quarter ended June 30, 2013.
  An increase of $8.0 million, or 1 basis point, in interest income from mortgage loans due to higher average volume of loans mainly at BPPR, attributed to the purchases completed near the end of the first quarter.
  Interest expense on deposits decreased by $2.5 million, or 5 basis points, due mainly to the lower levels of time deposits, mainly brokered deposits and lower cost related to re-pricing of deposits at lower prevailing rates, partially offset by an additional day of interest cost in the quarter.
  These positive variances were partially offset by a decrease in interest income from investment securities of $1.9 million, or 11 basis points, mostly due to lower yields upon prepayments and reinvestment at lower current rates.
  Interest from covered loans decreased by $2.1 million due to lower levels as the portfolio continues to run-off, partially offset by a 29 basis points increase in yields to 8.60% upon Q2 recasting mainly as a result of higher expected cash flows which are reflected in the accretable yield and recognized over the life of the loans.

Excluding the effect of the EVERTEC debt repayment in connection with the IPO, the net interest margin for the second quarter would have been 4.44%. Refer to Tables D and E for yield/ rate analysis.

  BPPR’s net interest margin increased eight basis points from the previous quarter to 5.26%. Net interest income amounted to $314.7 million for the quarter ended June 30, 2013, compared with $305.0 million for the previous quarter. The increase is mostly due to the above mentioned purchases of mortgage loans completed near the end of the first quarter, lower level of non-performing commercial loans and lower cost of deposits. Also positively affecting the Bank’s net interest income is one additional day of interest during the second quarter of 2013. These positive variances were offset by a decrease in interest income from investments mainly due to lower yields and lower income from the covered portfolio as discussed above.
  Banco Popular North America (BPNA), our U.S. banking subsidiary doing business as Popular Community Bank, earned $67.8 million in net interest income for the quarter ended June 30, 2013, compared with $68.0 million in the previous quarter. The decrease in the net interest margin of five basis points to 3.43% was mainly related to lower income from commercial loans and higher volume of mortgage loans purchases, which carry a lower yield, partially offset by lower cost of interest bearing deposits.

Non-interest income

Non-interest income increased by $259.3 million compared with the first quarter of 2013. Excluding the impact of the significant events outlined above, non-interest income increased by $26.2 million compared with the first quarter of 2013, driven primarily by the following items:

  A decrease of $22.5 million in FDIC loss-share expense mainly due to higher mirror accounting on credit impairment losses and reimbursable expenses, and the impact of fair value adjustments in the true-up payment obligation. See additional details about covered portfolio and FDIC indemnity asset in Table O.
  Higher trading account profit by $8.0 million as a result of higher gains on closed derivative positions which were used to hedge securitization transactions reflected in the Net gain (loss) on sale of loans line item, partially offset by higher unrealized losses on outstanding mortgage-backed securities.
  An increase of $3.3 million in other service fees, mainly related to higher commission income received from the sale of investment products by the retail division of Popular Securities, higher credit card fees due to higher interchange fees from increased customer purchasing activity and the impact of fair value adjustments on mortgage servicing rights.

These increases were partially offset by:

  A decrease in net gain (loss) on sale of loans, including valuation adjustments on loans held-for-sale, of $4.2 million which was principally driven by lower gains on mortgage loans securitized by BPPR, partially offset by higher gains on the sale of commercial loans at BPNA.
  Higher adjustments to indemnity reserves on loans sold by $3.1 million corresponding mostly to recourse repurchase related activity in the BPPR reportable segment.

Refer to table B for further details.

Financial Impact of FDIC-Assisted Transaction
(Unaudited)
	Quarters ended
(In thousands)	30-Jun-13	31-Mar-13	30-Jun-12

Income Statement
Interest income on covered loans	$70,136	$72,184	$79,094
Total FDIC loss share income (expense)	(3,755)	(26,266)	2,575
Other non-interest income	242	242	310
Provision for loan losses	25,500	17,556	37,456
Total revenues less provision for loan losses	$41,123	$28,604	$44,523

Balance Sheet
Loans covered under loss-sharing agreements with FDIC	$3,199,998	$3,362,446	$4,016,330
FDIC loss share asset	1,379,342	1,380,592	1,631,594
FDIC true-up payment obligation	118,770	118,294	100,198

See additional details on accounting for FDIC-Assisted transaction in Table O.

Operating expenses

Operating expenses decreased by $24.1 million when compared with the first quarter of 2013. Excluding the impact of the significant events outlined above, operating expenses increased by $10.4 million versus the first quarter of 2013, driven primarily by:

  Higher FDIC deposit insurance expenses by $10.2 million, driven mainly by the assessment credit of $11.3 million recognized during the first quarter of 2013 as a result of revisions in the deposit-insurance premium calculation.
  Higher business promotion expenses by $2.6 million due mainly to costs from customer affinity and credit card reward programs in Puerto Rico.
  Higher other taxes by $2.0 million principally as a result of the recently enacted gross receipts tax imposed on financial and non-financial institutions in Puerto Rico.

These increases were partially offset by:

  A decrease in other real estate owned (OREO) expenses of $3.9 million due mainly to lower subsequent fair value adjustments at BPPR and BPNA.

Non-personnel credit-related costs, which include collections, appraisals, credit related fees, and OREO expenses, amounted to $14.6 million for the second quarter of 2013, compared with $20.3 million for the first quarter of 2013. The decrease was principally due to the decrease in OREO expenses mentioned above and lower appraisals and collection costs of $1.8 million.

Full-time equivalent employees (“FTEs”) were 8,117 as of June 30, 2013, compared with 8,144 as of March 31, 2013, and 8,093 as of June 30, 2012. The decrease of 27 FTEs from the first quarter of 2013 is mainly related to higher voluntary turnover in the U.S. mainland.

For a breakdown of operating expenses by category refer to table B.

Income taxes

During the quarter ended June 30, 2013, the Corporation recorded an income tax benefit of $237.4 million. This reflects the $215.6 million benefit from the increase in the deferred tax asset for the change in the corporate tax rate from 30% to 39%, a benefit of $7.9 million resulting from the change in tax rate for distributions from EVERTEC from 15% to 4%, pursuant to the provisions of the certain economic incentive legislation in Puerto Rico, offset by an adjustment of $11.9 million on the deferred tax liability related to the covered loans portfolio.

Excluding the effect of these and other events discussed above, the income tax expense amounted to $31.2 million, reflecting an effective tax rate of approximately 31% for the second quarter of 2013.

Credit Quality

The following table presents non-performing assets information:

Non-Performing Assets
(Unaudited)
(In thousands)	30-Jun-13	31-Mar-13	30-Jun-12
Total non-performing loans held-in-portfolio, excluding covered loans	$ 613,867	$ 1,050,608	$ 1,562,818
Non-performing loans held-for-sale	10,697	17,463	178,652
Other real estate owned (“OREO”), excluding covered OREO	158,920	154,699	226,629
Total non-performing assets, excluding covered assets	783,484	1,222,770	1,968,099
Covered loans and OREO	208,993	196,717	209,793
Total non-performing assets	$ 992,477	$ 1,419,487	$ 2,177,892
Net charge-offs for the quarter (excluding covered loans)[1]	$ 79,145	$ 81,357	$ 97,976
[1] Excludes write-downs of $199,502 of loans sold during the quarter ended June 30, 2013 and $163,143 of loans sold during the quarter ended March 31, 2013.

Ratios (excluding covered loans):
Non-performing loans held-in-portfolio to loans held-in-portfolio	2.85%	4.86%	7.56%
Allowance for loan losses to loans held-in-portfolio	2.46	2.70	3.14
Allowance for loan losses to non-performing loans, excluding loans held-for-sale	86.14	55.54	41.50
Provision for Loan Losses

	Quarters ended
(In thousands)	30-Jun-13	31-Mar-13	30-Jun-12
Provision (reversal) for loan losses - non-covered loans:
BPPR	$230,464	$204,289	$66,443
BPNA	(6,556)	2,011	15,300
Total provision for loan losses - non-covered loans	223,908	206,300	81,743
Provision for loan losses - covered loans	25,500	17,556	37,456
Total provision for loan losses	$249,408	$223,856	$119,199

Credit quality continued to improve aided by the mortgage non-performing loans (NPL) bulk sale completed during the quarter. The Corporation continued to execute key strategies to reduce non-performing loans and improve the risk profile of its portfolios. The following presents credit quality performance for the second quarter of 2013 for the Corporation’s non-covered portfolio.

  Non-performing loans held-in-portfolio decreased by $436.7 million, or 42%, from the first quarter of 2013, and 74% from peak levels in the third quarter of 2010. This reduction reflects the impact of the sale of mortgage NPLs completed during the second quarter with a book value of approximately $434.6 million. Excluding the impact of the bulk sale, NPLs decreased by $2.1 million.
  Inflows of NPLs held-in-portfolio, excluding consumer loans, increased slightly by $3.4 million, or 2%, from the previous quarter. This increase was principally attributed to higher commercial NPL inflows in Puerto Rico.
  Net charge-offs for the second quarter of $278.6 million include charge-offs associated with the bulk loan sale of $199.5 million. Excluding the impact of the sale, net charge-offs declined slightly to $79.1 million, or 1.47% of average non-covered loans held-in portfolio, compared to $81.4 million, or 1.55% of average loans in the first quarter 2013. Refer to Table J for further information on net charge-offs and related ratios.
  The ratio of the allowance for loan losses to loans held-in-portfolio stood at 2.46% as of June 30, 2013, compared with 2.70% as of March 31, 2013. The general and specific reserves related to non-covered loans totaled $422.9 million and $105.9 million, respectively, at quarter-end, compared with $459.8 million and $123.7 million, respectively, as of March 31, 2013. The reduction in the allowance for loan losses was primarily due to the combined effect of the release related to the mortgage NPL sale, continued improvements in credit quality and economic trends, offset by revisions in the allowance for loan losses methodology.
  In the second quarter of 2013, the Corporation implemented enhancements to the general reserve estimation process which mainly consisted of the following: (i) incorporated risk ratings to the commercial, construction and legacy loan segmentation, and (ii) updated and enhanced the framework utilized to quantify and establish environmental factors adjustments. The net effect of these changes resulted in a reserve increase of $22.6 million for the BPPR segment and a decrease of $10.8 million for BPNA, for a net increase of $11.8 million to the allowance for loan losses.
  The ratio of allowance for loan losses to non-performing loans held-in-portfolio increased to 86.0% from 55.5% in the previous quarter mainly due to the effect of the NPL bulk sale.
  The provision for loan losses for the second quarter of 2013 increased by $17.6 million from the previous quarter. The first and second quarter of 2013 included an incremental provision of $148.8 million and $169.2 million, respectively, related to the NPL bulk sales. Excluding the impact of the sales, the provision for the second quarter decreased by $2.8 million, reflecting the net effect of continuous improvements in credit quality offset by the impact of the enhancements to the allowance for loan losses methodology.

BPPR Segment

  Total NPLs held-in-portfolio decreased by $418.5 million, or 50%, from the first quarter of 2013, primarily led by the mortgage NPL sale. Excluding the impact of the sale, NPLs increased by $16.1 million, mainly driven by an increase of $12.9 million in commercial NPLs mainly due to two significant relationships placed into non-performing status during the quarter. Inflows of NPLs held-in-portfolio, excluding consumer loans, were steady for the second quarter of 2013, reflecting higher commercial inflows of $12.0 million, offset by a decrease in mortgage loans NPLs of $11.1 million. Overall NPLs continue to show favorable trends.
  Net charge-offs amounted to $260.9 million for the second quarter of 2013, principally related to incremental charge-offs of $199.5 million associated with the bulk loan sale. Excluding the impact of the sale, net charge-offs were $61.4 million or 1.55% of average loans held-in portfolio, compared to $62.4 million, or 1.64%, in the previous quarter. Slight decrease is the result of lower mortgage and construction net charge-offs of $4.2 million and $2.6 million, offset by higher commercial net charge-offs of $5.7 million. Commercial net charge-offs were impacted by $14.0 million in charge-offs related to two particular credits for which specific reserves had been recorded in the previous quarter.
  The allowance for loan losses decreased by $30.4 million from the previous quarter. The allowance for loan losses as a percentage of loans held-in-portfolio decreased to 2.51% from 2.66% in the first quarter of 2013. Excluding the reserve release of $30.3 million related to the mortgage NPL sale, the allowance for loan losses remained unchanged, reflecting improvements in credit quality trends, offset by a $22.6 million increase arising from the enhancements to the allowance for loan losses methodology.
  The ratio of allowance for loan losses to non-performing loans held-in-portfolio increased to 93.8% from 50.6% in the previous quarter mainly due to the effect of the NPL sale.
  The provision for loan losses increased by $26.2 million from the first quarter of 2013. Excluding the impact of the NPL sales, the provision for the second quarter of 2013 increased by $5.8 million, mainly driven by the revisions to the allowance for loan losses framework, influenced favorably by the positive trends in credit quality.

BPNA Segment

  Total non-performing loans held-in-portfolio decreased by $18.2 million, or 8.6%, from the first quarter of 2013, reflecting improved credit performance and loan resolutions. Total inflows of non-performing loans held-in-portfolio, excluding consumer loans, increase slightly by $2.5 million from the first quarter of 2013.
  Net charge-offs decreased by $1.2 million from the first quarter of 2013. The ratio of net charge-offs to average loans held-in-portfolio was 1.24% on an annualized basis, down from 1.33% in the previous quarter.
  The provision for loan losses in the second quarter of 2013 decreased by $8.6 million. The allowance for loan losses as a percentage of loans held-in-portfolio decreased to 2.32% from 2.80% in the first quarter of 2013. The decrease in the allowance for loan losses stems from sustained improvements in credit quality and economic trends, and the effect of the enhancements to the allowance for loan losses methodology. The combined effect of these enhancements resulted in a $10.8 million reserve decrease.

Financial Condition Highlights
(Unaudited)

(In thousands)	30-Jun-13	31-Mar-13	30-Jun-12
Total assets	$36,684,594	$36,942,714	$36,612,179
Total loans held-in-portfolio (net)	24,086,438	24,312,823	23,916,109
Deposits	26,759,428	27,013,217	27,414,780
Borrowings	4,694,671	4,969,344	3,620,419
Stockholders’ equity	4,195,036	3,971,143	4,021,237

Total assets decreased by approximately $258.1 million from March 31, 2013 driven by:

  A $206.6 million decrease in investment securities available-for-sale, mainly due to portfolio declines in market value in line with underlying market conditions, US Agency maturities, MBS prepayments and the prepayment of $22.8 million of EVERTEC’s debenture as part of their IPO and debt repayment during the quarter.
  A $112.1 million decrease in non-covered loans held-in-portfolio mainly due to the bulk sale of non-performing mortgage loans with a book value of $434.6 million. Excluding the effect of the bulk sale, non-covered loans held-in-portfolio would have increased by $322.5 million driven mainly by mortgage loans originations and purchases in both BPPR and BPNA.
  The covered loan portfolio balance decreased by approximately $162.4 million due to the continuous resolution efforts and the normal portfolio run-off.

These decreases were partially offset by:

  An increase in other assets of $284.2 million mainly due to the deferred tax asset related to the loss on the sale of non-performing mortgage loans and the impact of the increase in the corporate tax rate from 30% to 39% during the second quarter.

Total liabilities decreased by $482.0 million from March 31, 2013, driven by:

  A decrease of $253.8 million in deposits, primarily due to brokered and non-brokered certificates of deposits and savings accounts, partially offset by an increase in demand deposits.
  A decrease in repurchase agreements of $593.0 million as part of the Corporation’s funding strategies.

These decreases were partially offset by:

  An increase of $318.3 million in other borrowings mainly due to FHLB of NY advances as part of the aforementioned strategies.
  An increase of $46.4 million in other liabilities mainly due to $34.9 million in unsettled purchases of trading securities.

Stockholders’ equity increased by $223.9 million from March 31, 2013, mainly as a result of the net income for the quarter of $327.5 million, offset by a decrease of $106.6 million in unrealized gains on investment securities available-for-sale. Refer to Table A for capital ratios.

Refer to Table C for the Statements of Financial Condition.

Forward-Looking Statements

The information included in this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in forward-looking statements. Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) the fiscal and monetary policies of the federal government and its agencies; (iv) changes in federal bank regulatory and supervisory policies, including required levels of capital and the impact of proposed capital standards on our capital ratios; (v) the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our businesses, business practices and cost of operations; (vi) regulatory approvals that may be necessary to undertake certain actions or consummate strategic transactions such as acquisitions and dispositions; (vii) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate markets in Puerto Rico and the other markets in which borrowers are located; (viii) the performance of the stock and bond markets; (ix) competition in the financial services industry; (x) additional Federal Deposit Insurance Corporation assessments; and (xi) possible legislative, tax or regulatory changes. For a discussion of such factors and certain risks and uncertainties to which the Corporation is subject, see the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012, as well as its filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, the Corporation assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

Founded in 1893, Popular, Inc. is the leading banking institution by both assets and deposits in Puerto Rico and ranks 36th by assets among U.S. banks. In the United States, Popular has established a community-banking franchise, doing business as Popular Community Bank, providing a broad range of financial services and products with branches in New York, New Jersey, Illinois, Florida and California.

An electronic version of this press release can be found at the Corporation’s website: www.popular.com.

Popular will hold a conference call to discuss the financial results today Thursday, July 18, 2013 at 2:00 p.m. Eastern time. The call will be broadcast live over the Internet and can be accessed through the investor relations section of the Corporation’s website: www.popular.com.

Listeners are recommended to go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call may also be accessed through a dial-in telephone number 877-546-5019 or 857-244-7551. The conference code is 50966493.

A replay of the webcast will be archived in Popular’s website. A telephone replay will be available from 4:00 p.m. on Thursday, July 18, 2013 to 11:59 p.m. on Thursday, July 25, 2013, at 888-286-8010 or 617-801-6888. The replay passcode is 15552864.

Popular, Inc.
Financial Supplement to Second Quarter 2013 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER

Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE

Table F - Other Service Fees

Table G - Loans and Deposits

Table H - Non-Performing Assets

Table I - Activity in Non-Performing Loans

Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED

Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS

Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - U.S. MAINLAND OPERATIONS

Table N - Reconciliation to GAAP Financial Measures

Table O - Financial Information - Westernbank Covered Loans

POPULAR, INC.
Financial Supplement to Second Quarter 2013 Earnings Release
Table A - Selected Ratios and Other Information
(Unaudited)

	Quarters ended			Six months ended
	30-Jun-13	31-Mar-13	30-Jun-12	30-Jun-13	30-Jun-12
Net (loss) income per common share:
Basic and diluted	$3.18	($1.18)	$0.63	$2.00	$1.10

Average common shares outstanding	102,620,295	102,664,608	102,295,113	102,642,329	102,318,459
Average common shares outstanding - assuming dilution	102,917,347	103,013,204	102,410,618	102,957,736	102,479,530
Common shares outstanding at end of period	103,276,131	103,228,615	102,824,323	103,276,131	102,824,323

Market value per common share	$30.37	$27.60	$16.61	$30.37	$16.61

Market capitalization - (In millions)	$3,136	$2,849	$1,708	$3,136	$1,708

Return on average assets	3.60%	(1.34)%	0.73%	1.15%	0.63%

Return on average common equity	32.77%	(12.58)%	6.94%	10.47%	6.05%

Net interest margin [2]	4.46%	4.40%	4.35%	4.44%	4.32%

Common equity per share	$40.13	$37.98	$38.62	$40.13	$38.62

Tangible common book value per common share (non-GAAP) [1]	$33.38	$31.21	$31.74	$33.38	$31.74

Tangible common equity to tangible assets (non-GAAP) [1]	9.58%	8.89%	9.09%	9.58%	9.09%

Tier 1 risk-based capital [3]	17.31%	16.52%	16.31%	17.31%	16.31%

Total risk-based capital [3]	18.58%	17.80%	17.59%	18.58%	17.59%

Tier 1 leverage [3]	11.46%	11.07%	11.09%	11.46%	11.09%

Tier 1 common equity to risk-weighted assets (non-GAAP) [1] [3]	13.05%	12.36%	12.29%	13.05%	12.29%
[1] Refer to Table N for Non-GAAP reconciliations
[2] Not on a taxable equivalent basis.
[3] Capital ratios for the current quarter are estimated.

POPULAR, INC.
Financial Supplement to Second Quarter 2013 Earnings Release
Table B - Consolidated Statement of Operations
(Unaudited)
	Quarters ended		Variance	Quarter ended	Variance	Six months ended
(In thousands, except per share information)	30-Jun-13	31-Mar-13	Q2 2013 vs.Q1 2013	30-Jun-12	Q2 2013 vs.Q2 2012	30-Jun-13	30-Jun-12
Interest income:
Loans	$ 394,925	$ 385,926	$ 8,999	$ 389,904	$ 5,021	$ 780,851	$ 778,444
Money market investments	829	955	(126)	964	(135)	1,784	1,912
Investment securities	36,106	37,823	(1,717)	44,258	(8,152)	73,929	89,800
Trading account securities	5,456	5,514	(58)	5,963	(507)	10,970	11,854
Total interest income	437,316	430,218	7,098	441,089	(3,773)	867,534	882,010
Interest expense:
Deposits	35,764	38,356	(2,592)	48,542	(12,778)	74,120	100,275
Short-term borrowings	9,767	9,782	(15)	13,044	(3,277)	19,549	26,627
Long-term debt	36,066	35,767	299	37,324	(1,258)	71,833	74,331
Total interest expense	81,597	83,905	(2,308)	98,910	(17,313)	165,502	201,233
Net interest income	355,719	346,313	9,406	342,179	13,540	702,032	680,777
Provision for loan losses - non-covered loans	223,908	206,300	17,608	81,743	142,165	430,208	164,257
Provision for loan losses - covered loans	25,500	17,556	7,944	37,456	(11,956)	43,056	55,665
Net interest income after provision for loan losses	106,311	122,457	(16,146)	222,980	(116,669)	228,768	460,855
Service charges on deposit accounts	43,937	43,722	215	46,130	(2,193)	87,659	92,719
Other service fees	65,073	61,724	3,349	64,987	86	126,797	133,894
Net gain (loss) and valuation adjustments on investment securities	5,856	-	5,856	(349)	6,205	5,856	(349)
Trading account profit (loss)	7,900	(75)	7,975	(7,283)	15,183	7,825	(9,426)
Net gain (loss) on sale of loans, including valuation adjustments on loans held-for-sale	4,382	(48,959)	53,341	(15,397)	19,779	(44,577)	74
Adjustments (expense) to indemnity reserves on loans sold	(11,632)	(16,143)	4,511	(5,398)	(6,234)	(27,775)	(9,273)
FDIC loss share (expense) income	(3,755)	(26,266)	22,511	2,575	(6,330)	(30,021)	(12,680)
Other operating income	181,602	20,054	161,548	24,167	157,435	201,656	54,399
Total non-interest income	293,363	34,057	259,306	109,432	183,931	327,420	249,358
Operating expenses:
Personnel costs
Salaries	74,392	73,345	1,047	75,881	(1,489)	147,737	152,780
Commissions, incentives and other bonuses	15,540	15,475	65	14,359	1,181	31,015	27,085
Pension, postretirement and medical insurance	14,748	15,238	(490)	16,114	(1,366)	29,986	34,539
Other personnel costs, including payroll taxes	9,999	11,931	(1,932)	9,982	17	21,930	23,423
Total personnel costs	114,679	115,989	(1,310)	116,336	(1,657)	230,668	237,827
Net occupancy expenses	24,108	23,473	635	24,190	(82)	47,581	47,528
Equipment expenses	11,843	11,950	(107)	10,900	943	23,793	22,241
Other taxes	15,288	11,586	3,702	12,074	3,214	26,874	25,512
Professional fees	69,964	70,497	(533)	69,672	292	140,461	135,740
Communications	6,644	6,832	(188)	6,645	(1)	13,476	13,776
Business promotion	15,562	12,917	2,645	16,980	(1,418)	28,479	29,830
FDIC deposit insurance	19,503	9,280	10,223	22,907	(3,404)	28,783	47,833
Loss on early extinguishment of debt	-	-	-	25,072	(25,072)	-	25,141
Other real estate owned (OREO) expenses	5,762	46,741	(40,979)	2,380	3,382	52,503	16,545
Credit and debit card processing, volume, interchange and other expenses	5,352	4,975	377	4,960	392	10,327	9,641
Other operating expenses	18,414	16,990	1,424	29,919	(11,505)	35,404	41,029
Amortization of intangibles	2,467	2,468	(1)	2,531	(64)	4,935	5,124
Total operating expenses	309,586	333,698	(24,112)	344,566	(34,980)	643,284	657,767
Income (loss) before income tax	90,088	(177,184)	267,272	(12,154)	102,242	(87,096)	52,446
Income tax benefit	(237,380)	(56,877)	(180,503)	(77,893)	(159,487)	(294,257)	(61,701)
Net income (loss)	$ 327,468	$ (120,307)	$ 447,775	$ 65,739	$ 261,729	$ 207,161	$ 114,147
Net income (loss) applicable to common stock	$ 326,537	$ (121,237)	$ 447,774	$ 64,809	$ 261,728	$ 205,300	$ 112,286
Net income (loss) per common share - basic	$ 3.18	$ (1.18)	$ 4.36	$ 0.63	$ 2.55	$ 2.00	$ 1.10
Net income (loss) per common share - diluted	$ 3.18	$ (1.18)	$ 4.36	$ 0.63	$ 2.55	$ 2.00	$ 1.10
The results of operations for all periods presented have been adjusted for the discontinued eliminations of intercompany transactions with EVERTEC.

Popular, Inc.
Financial Supplement to Second Quarter 2013 Earnings Release
Table C - Consolidated Statement of Financial Condition
(Unaudited)
				Variance
				Q2 2013 vs.
(In thousands)	30-Jun-13	31-Mar-13	30-Jun-12	Q1 2013
Assets:
Cash and due from banks	$ 388,041	$ 242,290	$ 515,338	$ 145,751
Money market investments	1,071,939	1,344,244	949,828	(272,305)
Trading account securities, at fair value	294,082	299,773	417,469	(5,691)
Investment securities available-for-sale, at fair value	5,114,636	5,321,231	5,076,797	(206,595)
Investment securities held-to-maturity, at amortized cost	141,632	141,518	124,646	114
Other investment securities, at lower of cost or realizable value	218,582	198,577	174,287	20,005
Loans held-for-sale, at lower of cost or fair value	190,852	201,495	364,537	(10,643)
Loans held-in-portfolio:
Loans not covered under loss sharing agreements with the FDIC	21,615,754	21,729,882	20,763,610	(114,128)
Loans covered under loss sharing agreements with the FDIC	3,199,998	3,362,446	4,016,330	(162,448)
Less: Unearned income	94,095	96,137	97,801	(2,042)
Allowance for loan losses	635,219	683,368	766,030	(48,149)
Total loans held-in-portfolio, net	24,086,438	24,312,823	23,916,109	(226,385)
FDIC loss share asset	1,379,342	1,380,592	1,631,594	(1,250)
Premises and equipment, net	527,014	532,785	527,027	(5,771)
Other real estate not covered under loss sharing agreements with the FDIC	158,920	154,699	226,629	4,221
Other real estate covered under loss sharing agreements with the FDIC	183,225	172,378	125,093	10,847
Accrued income receivable	143,905	135,542	122,320	8,363
Mortgage servicing assets, at fair value	153,444	153,949	155,711	(505)
Other assets	1,935,426	1,651,234	1,577,794	284,192
Goodwill	647,757	647,757	647,757	-
Other intangible assets	49,359	51,827	59,243	(2,468)
Total assets	$ 36,684,594	$ 36,942,714	$ 36,612,179	$ (258,120)
Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$ 5,856,066	$ 5,613,701	$ 5,578,487	$ 242,365
Interest bearing	20,903,362	21,399,516	21,836,293	(496,154)
Total deposits	26,759,428	27,013,217	27,414,780	(253,789)
Assets sold under agreements to repurchase	1,672,705	2,265,675	1,426,636	(592,970)
Other short-term borrowings	1,226,200	951,200	316,200	275,000
Notes payable	1,795,766	1,752,469	1,877,583	43,297
Other liabilities	1,035,459	989,010	1,555,743	46,449
Total liabilities	32,489,558	32,971,571	32,590,942	(482,013)
Stockholders’ equity:
Preferred stock	50,160	50,160	50,160	-
Common stock	1,033	1,033	1,028	-
Surplus	4,153,525	4,151,838	4,127,216	1,687
Retained earnings (accumulated deficit)	217,126	(109,411)	(100,440)	326,537
Treasury stock	(769)	(469)	(144)	(300)
Accumulated other comprehensive loss	(226,039)	(122,008)	(56,583)	(104,031)
Total stockholders’ equity	4,195,036	3,971,143	4,021,237	223,893
Total liabilities and stockholders’ equity	$ 36,684,594	$ 36,942,714	$ 36,612,179	$ (258,120)

Popular, Inc.
Financial Supplement to Second Quarter 2013 Earnings Release
Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER
(Unaudited)

	Quarter ended			Quarter ended			Quarter ended			Variance			Variance
	30-Jun-13			31-Mar-13			30-Jun-12			Q2 2013 vs. Q1 2013			Q2 2013 vs. Q2 2012
($ amounts in millions; yields not on a taxable equivalent basis)	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$6,943	$42.4	2.44%	$6,971	$44.3	2.55%	$6,819	$51.2	3.01%	($28)	($1.9)	(0.11)%	$124	($8.8)	(0.57)%
Loans not covered under loss sharing agreements with the FDIC:
Commercial	10,022	122.8	4.91	10,078	119.8	4.82	10,238	126.7	4.98	(56)	3.0	0.09	(216)	(3.9)	(0.07)
Construction	316	3.6	4.62	369	3.6	3.92	494	3.4	2.78	(53)	-	0.70	(178)	0.2	1.84
Mortgage	7,019	91.2	5.20	6,410	83.2	5.19	5,713	77.8	5.44	609	8.0	0.01	1,306	13.4	(0.24)
Consumer	3,849	96.3	10.03	3,853	95.8	10.08	3,640	91.1	10.07	(4)	0.5	(0.05)	209	5.2	(0.04)
Lease financing	542	10.9	8.02	543	11.3	8.36	546	11.8	8.65	(1)	(0.4)	(0.34)	(4)	(0.9)	(0.63)
Total loans not covered under loss sharing agreements with the FDIC	21,748	324.8	5.98	21,253	313.7	5.96	20,631	310.8	6.05	495	11.1	0.02	1,117	14.0	(0.07)
Loans covered under loss sharing agreements with the FDIC	3,269	70.1	8.60	3,514	72.2	8.31	4,129	79.1	7.69	(245)	(2.1)	0.29	(860)	(9.0)	0.91
Total loans	25,017	394.9	6.33	24,767	385.9	6.29	24,760	389.9	6.32	250	9.0	0.04	257	5.0	0.01
Total interest earning assets	31,960	$437.3	5.48%	31,738	$430.2	5.47%	31,579	$441.1	5.61%	222	$7.1	0.01%	381	($3.8)	(0.13)%
Allowance for loan losses	(673)			(659)			(777)			(14)			104
Other non-interest earning assets	5,215			5,283			5,415			(68)			(200)
Total average assets	$36,502			$36,362			$36,217			$140			$285

Liabilities and Stockholders' Equity:
Interest bearing deposits:
NOW and money market	$5,838	$5.2	0.36%	$5,696	$5.8	0.41%	$5,555	$6.2	0.45%	$142	($0.6)	(0.05)%	$283	($1.0)	(0.09)%
Savings	6,748	4.2	0.25	6,718	4.3	0.26	6,562	6.2	0.38	30	(0.1)	(0.01)	186	(2.0)	(0.13)
Time deposits	8,619	26.4	1.23	8,832	28.2	1.30	9,752	36.1	1.49	(213)	(1.8)	(0.07)	(1,133)	(9.7)	(0.26)
Total interest bearing deposits	21,205	35.8	0.68	21,246	38.3	0.73	21,869	48.5	0.89	(41)	(2.5)	(0.05)	(664)	(12.7)	(0.21)
Borrowings	4,488	45.8	4.09	4,492	45.6	4.07	4,165	50.4	4.85	(4)	0.2	0.02	323	(4.6)	(0.76)
Total interest bearing liabilities	25,693	81.6	1.27	25,738	83.9	1.32	26,034	98.9	1.53	(45)	(2.3)	(0.05)	(341)	(17.3)	(0.26)
Net interest spread			4.21%			4.15%			4.08%			0.06%			0.13%
Non-interest bearing deposits	5,749			5,591			5,309			158			440
Other liabilities	1,013			1,074			1,067			(61)			(54)
Stockholders' equity	4,047			3,959			3,807			88			240
Total average liabilities and stockholders' equity	$36,502			$36,362			$36,217			$140			$285

Net interest income / margin non-taxable equivalent basis		$355.7	4.46%		$346.3	4.40%		$342.2	4.35%		$9.4	0.06%		$13.5	0.11%

Popular, Inc.
Financial Supplement to Second Quarter 2013 Earnings Release
Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE
(Unaudited)

	Six months ended			Six months ended
	30-Jun-13			30-Jun-12			Variance
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
($ amounts in millions; yields not on a taxable equivalent basis)	balance	Expense	Rate	balance	Expense	Rate	balance	Expense	Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$6,957	$86.7	2.50%	$6,790	$103.6	3.05%	$167	($16.9)	(0.55)%
Loans not covered under loss sharing agreements with the FDIC:
Commercial	10,051	242.6	4.87	10,340	253.8	4.94	(289)	(11.2)	(0.07)
Construction	342	7.2	4.25	509	10.0	3.94	(167)	(2.8)	0.31
Mortgage	6,716	174.5	5.20	5,589	153.2	5.48	1,127	21.3	(0.28)
Consumer	3,851	192.0	10.06	3,650	183.7	10.12	201	8.3	(0.06)
Lease financing	542	22.2	8.19	550	23.8	8.66	(8)	(1.6)	(0.47)
Total loans not covered under loss sharing agreements with the FDIC	21,502	638.5	5.97	20,638	624.5	6.08	864	14.0	(0.11)
Loans covered under loss sharing agreements with the FDIC	3,391	142.3	8.45	4,211	153.9	7.34	(820)	(11.6)	1.11
Total loans	24,893	780.8	6.31	24,849	778.4	6.29	44	2.4	0.02
Total interest earning assets	31,850	$867.5	5.48%	31,639	$882.0	5.60%	211	($14.5)	(0.12)%
Allowance for loan losses	(666)			(789)			123
Other non-interest earning assets	5,248			5,536			(288)
Total average assets	$36,432			36,386			$46

Liabilities and Stockholders' Equity:
Interest bearing deposits:
NOW and money market	$5,767	$11.0	0.39%	$5,400	$12.3	0.46%	$367	($1.3)	(0.07)%
Savings	6,733	8.5	0.26	6,535	12.5	0.39	198	(4.0)	(0.13)
Time deposits	8,726	54.6	1.26	10,022	75.5	1.51	(1,296)	(20.9)	(0.25)
Total interest bearing deposits	21,226	74.1	0.70	21,957	100.3	0.92	(731)	(26.2)	(0.22)
Borrowings	4,489	91.4	4.08	4,264	100.9	4.74	225	(9.5)	(0.66)
Total interest bearing liabilities	25,715	165.5	1.29	26,221	201.2	1.54	(506)	(35.7)	(0.25)
Net interest spread			4.19%			4.06%			0.13%
Non-interest bearing deposits	5,671			5,261			410
Other liabilities	1,043			1,124			(81)
Stockholders' equity	4,003			3,780			223
Total average liabilities and stockholders' equity	$36,432			$36,386			$46

Net interest income / margin non-taxable equivalent basis		$702.0	4.44%		$680.8	4.32%		$21.2	0.12%

Popular, Inc.
Financial Supplement to Second Quarter 2013 Earnings Release
Table F - Other Service Fees
(Unaudited)

				Variance
	Quarters ended			Q2 2013 vs.	Q2 2013 vs.
(In thousands)	30-Jun-13	31-Mar-13	30-Jun-12	Q1 2013	Q2 2012
Other service fees:
Debit card fees	$ 10,736	$ 10,397	$ 11,332	$ 339	$ (596)
Insurance fees	12,465	12,073	12,063	392	402
Credit card fees	16,406	15,685	15,307	721	1,099
Sale and administration of investment products	10,243	8,717	9,645	1,526	598
Mortgage servicing fees, net of fair value adjustments	6,191	5,631	6,335	560	(144)
Trust fees	4,154	4,458	4,069	(304)	85
Processing fees	-	-	1,639	-	(1,639)
Other fees	4,878	4,763	4,597	115	281
Total other service fees	$ 65,073	$ 61,724	$ 64,987	$ 3,349	$ 86

	Six months ended		Variance
(In thousands)	30-Jun-13	30-Jun-12	2013 vs. 2012
Other service fees:
Debit card fees	$ 21,133	$ 22,471	$ (1,338)
Insurance fees	24,538	24,453	85
Credit card fees	32,091	28,760	3,331
Sale and administration of investment products	18,960	18,534	426
Mortgage servicing fees, net of fair value adjustments	11,822	19,266	(7,444)
Trust fees	8,612	8,150	462
Processing fees	-	3,413	(3,413)
Other fees	9,641	8,847	794
Total other service fees	$ 126,797	$ 133,894	$ (7,097)

Popular, Inc.
Financial Supplement to Second Quarter 2013 Earnings Release
Table G - Loans and Deposits
(Unaudited)

Loans - Ending Balances
				Variance
(In thousands)	30-Jun-13	31-Mar-13	30-Jun-12	Q2 2013 vs. Q1 2013	Q2 2013 vs. Q2 2012
Loans not covered under FDIC loss sharing agreements:
Commercial	$ 9,917,840	$ 9,750,428	$ 9,602,815	$ 167,412	$ 315,025
Construction	297,010	271,498	249,743	25,512	47,267
Legacy [1]	262,228	352,512	509,829	(90,284)	(247,601)
Lease financing	538,348	543,572	537,917	(5,224)	431
Mortgage	6,603,587	6,873,910	5,899,973	(270,323)	703,614
Consumer	3,902,646	3,841,825	3,865,532	60,821	37,114
Total non-covered loans held-in-portfolio	$ 21,521,659	$ 21,633,745	$ 20,665,809	$ (112,086)	$ 855,850
Loans covered under FDIC loss sharing agreements	3,199,998	3,362,446	4,016,330	(162,448)	(816,332)
Total loans held-in-portfolio	$ 24,721,657	$ 24,996,191	$ 24,682,139	$ (274,534)	$ 39,518
Loans held-for-sale:
Commercial	$ 2,594	$ -	$ 18,072	$ 2,594	$ (15,478)
Construction	-	-	160,102	-	(160,102)
Legacy [1]	1,680	1,681	425	(1)	1,255
Mortgage	186,578	199,814	185,938	(13,236)	640
Total loans held-for-sale	190,852	201,495	364,537	(10,643)	(173,685)
Total loans	$ 24,912,509	$ 25,197,686	$ 25,046,676	$ (285,177)	$ (134,167)
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA reportable segment.

Deposits - Ending Balances
				Variance
(In thousands)	30-Jun-13	31-Mar-13	30-Jun-12	Q2 2013 vs. Q1 2013	Q2 2013 vs. Q2 2012
Demand deposits [1]	$ 6,655,895	$ 6,265,796	$ 6,379,289	$ 390,099	$ 276,606
Savings, NOW and money market deposits (non-brokered)	11,253,707	11,357,130	11,031,476	(103,423)	222,231
Savings, NOW and money market deposits (brokered)	509,415	498,833	433,694	10,582	75,721
Time deposits (non-brokered)	6,299,760	6,427,320	6,950,063	(127,560)	(650,303)
Time deposits (brokered CDs)	2,040,651	2,464,138	2,620,258	(423,487)	(579,607)
Total deposits	$ 26,759,428	$ 27,013,217	$ 27,414,780	$ (253,789)	$ (655,352)
[1] Includes interest and non-interest demand bearing deposits.

Popular, Inc.
Financial Supplement to Second Quarter 2013 Earnings Release
Table H - Non-Performing Assets
(Unaudited)
							Variance
(Dollars in thousands)	30-Jun-13	As a % of loans HIP by category	31-Mar-13	As a % of loans HIP by category	30-Jun-12	As a % of loans HIP by category	Q2 2013 vs. Q1 2013	Q2 2013 vs. Q2 2012
Non-accrual loans:
Commercial	$ 323,155	3.3%	$ 320,787	3.3%	$ 767,940	8.0%	$ 2,368	$ (444,785)
Construction	44,878	15.1	50,920	18.8	67,538	27.0	(6,042)	(22,660)
Legacy [1]	28,434	10.8	35,830	10.2	54,730	10.7	(7,396)	(26,296)
Lease financing	4,511	0.8	4,005	0.7	5,046	0.9	506	(535)
Mortgage	171,822	2.6	600,724	8.7	632,899	10.7	(428,902)	(461,077)
Consumer	41,067	1.1	38,342	1.0	34,665	0.9	2,725	6,402
Total non-performing loans held-in-
portfolio, excluding covered loans	613,867	2.9%	1,050,608	4.9%	1,562,818	7.6%	(436,741)	(948,951)
Non-performing loans held-for-sale [2]	10,697		17,463		178,652		(6,766)	(167,955)
Other real estate owned (“OREO”),
excluding covered OREO	158,920		154,699		226,629		4,221	(67,709)
Total non-performing assets,
excluding covered assets	783,484		1,222,770		1,968,099		(439,286)	(1,184,615)
Covered loans and OREO	208,993		196,717		209,793		12,276	(800)
Total non-performing assets	$ 992,477		$ 1,419,487		$ 2,177,892		$ (427,010)	$ (1,185,415)
Accruing loans past due 90 days or more [3]	$ 414,055		$ 410,065		$ 322,893		$ 3,990	$ 91,162
Ratios excluding covered loans:
Non-performing loans held-in-portfolio
to loans held-in-portfolio	2.85%		4.86%		7.56%
Allowance for loan losses to loans
held-in-portfolio	2.46		2.70		3.14
Allowance for loan losses to
non-performing loans, excluding
held-for-sale	86.14		55.54		41.50
Ratios including covered loans:
Non-performing assets to total assets	2.71%		3.84%		5.95%
Non-performing loans held-in-portfolio
to loans held-in-portfolio	2.59		4.30		6.67
Allowance for loan losses to loans
held-in-portfolio	2.57		2.73		3.10
Allowance for loan losses to
non-performing loans, excluding held-for-sale	99.31		63.57		46.50
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA reportable segment.
[2] Non-performing loans held-for-sale as of June 30, 2013 consisted of $3 million in commercial loans, $2 million in legacy loans and $6 million in mortgage loans (March 31, 2013- $1 million in legacy loans and $16 million in mortgage loans; June 30, 2012 - $160 million in construction loans, $18 million in commercial loans, $425 thousand in legacy loans and $53 thousand in mortgage loans).
[3] It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to nonperforming since the principal repayment is insured. These balances include $101 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of June 30, 2013.

Popular, Inc.
Financial Supplement to Second Quarter 2013 Earnings Release
Table I - Activity in Non-Performing Loans
(Unaudited)

Commercial loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Jun-13			31-Mar-13
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$ 186,808	$ 133,979	$ 320,787	$ 522,733	$ 142,556	$ 665,289
Plus:
New non-performing loans	59,736	15,763	75,499	47,735	15,111	62,846
Advances on existing non-performing loans	-	1,226	1,226	-	-	-
Loans transferred from held-for-sale	-	-	-	790	-	790
Other	-	4,310	4,310	-	-	-
Less:
Non-performing loans transferred to OREO	(2,191)	(532)	(2,723)	(9,198)	(1,558)	(10,756)
Non-performing loans charged-off	(32,511)	(9,890)	(42,401)	(28,850)	(9,881)	(38,731)
Loans returned to accrual status / loan collections	(12,122)	(18,827)	(30,949)	(17,134)	(12,249)	(29,383)
Loans transferred to held-for-sale	-	(2,594)	(2,594)	-	-	-
Non-performing loans sold[1]	-	-	-	(329,268)	-	(329,268)
Ending balance NPLs	$ 199,720	$ 123,435	$ 323,155	$ 186,808	$ 133,979	$ 320,787
[1] Includes write-downs of $161,297 of loans sold during the quarter ended March 31, 2013.

Construction loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Jun-13			31-Mar-13
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$ 45,036	$ 5,884	$ 50,920	$ 37,390	$ 5,960	$ 43,350
Plus:
Loans transferred from held-for-sale	-	-	-	14,152	-	14,152
Less:
Non-performing loans charged-off	(2,175)	-	(2,175)	(1,082)	-	(1,082)
Loans returned to accrual status / loan collections	(3,817)	(50)	(3,867)	(1,940)	(76)	(2,016)
Non-performing loans sold[1]	-	-	-	(3,484)	-	(3,484)
Ending balance NPLs	$ 39,044	$ 5,834	$ 44,878	$ 45,036	$ 5,884	$ 50,920
[1] Includes write-downs of $1,846 of loans sold during the quarter ended March 31, 2013.

Mortgage loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Jun-13			31-Mar-13
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$ 572,731	$ 27,993	$ 600,724	$ 596,106	$ 34,024	$ 630,130
Plus:
New non-performing loans	98,682	6,888	105,570	109,816	4,507	114,323
Less:
Non-performing loans transferred to OREO	(19,800)	(1,106)	(20,906)	(18,110)	(747)	(18,857)
Non-performing loans charged-off	(6,365)	(2,653)	(9,018)	(14,608)	(3,093)	(17,701)
Loans returned to accrual status / loan collections	(50,956)	(4,017)	(54,973)	(100,473)	(6,698)	(107,171)
Loans transferred to held-for-sale	(14,968)	-	(14,968)	-	-	-
Non-performing loans sold[1]	(434,607)	-	(434,607)	-	-	-
Ending balance NPLs	$ 144,717	$ 27,105	$ 171,822	$ 572,731	$ 27,993	$ 600,724
[1] Includes write-downs of $199,502 of loans sold during the quarter ended June 30, 2013.

Legacy loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Jun-13			31-Mar-13
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$ -	$ 35,830	$ 35,830	$ -	$ 40,741	$ 40,741
Plus:
New non-performing loans	-	4,640	4,640	-	6,388	6,388
Advances on existing non-performing loans	-	4	4	-	4	4
Loans transferred to held-for-sale	-	-	-	-	400	400
Less:
Non-performing loans charged-off	-	(5,358)	(5,358)	-	(5,315)	(5,315)
Loans returned to accrual status / loan collections	-	(2,373)	(2,373)	-	(6,388)	(6,388)
Other	-	(4,309)	(4,309)	-	-	-
Ending balance NPLs	$ -	$ 28,434	$ 28,434	$ -	$ 35,830	$ 35,830

Total non-performing loans held-in-portfolio (excluding consumer loans):
	Quarter ended			Quarter ended
	30-Jun-13			31-Mar-13
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$ 804,575	$ 203,686	$ 1,008,261	$ 1,156,229	$ 223,281	$ 1,379,510
Plus:
New non-performing loans	158,418	27,291	185,709	157,551	26,006	183,557
Advances on existing non-performing loans	-	1,230	1,230	-	4	4
Loans transferred from held-for-sale	-	-	-	14,942	400	15,342
Other	-	4,310	4,310	-	-	-
Less:
Non-performing loans transferred to OREO	(21,991)	(1,638)	(23,629)	(27,308)	(2,305)	(29,613)
Non-performing loans charged-off	(41,051)	(17,901)	(58,952)	(44,540)	(18,289)	(62,829)
Loans returned to accrual status / loan collections	(66,895)	(25,267)	(92,162)	(119,547)	(25,411)	(144,958)
Loans transferred to held-for-sale	(14,968)	(2,594)	(17,562)	-	-	-
Other	-	(4,309)	(4,309)	-	-	-
Non-performing loans sold[1]	(434,607)	-	(434,607)	(332,752)	-	(332,752)
Ending balance NPLs	$ 383,481	$ 184,808	$ 568,289	$ 804,575	$ 203,686	$ 1,008,261
[1] Includes write-downs of $199,502 and $163,143 of loans sold during the quarters ended June 30, 2013 and March 31, 2013, respectively.

Popular, Inc.
Financial Supplement to Second Quarter 2013 Earnings Release
Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios
(Unaudited)

	Quarter ended					Quarter ended					Quarter ended
(Dollars in thousands)	30-Jun-13					31-Mar-13					30-Jun-12
	Non-covered loans		Covered loans	Total		Non-covered loans		Covered loans	Total		Non-covered loans		Covered loans	Total
Balance at beginning of period	$ 583,501		$ 99,867	$ 683,368		$ 621,701		$ 108,906	$ 730,607		$ 664,768		$ 138,496	$ 803,264
Provision for loan losses	223,908		25,500	249,408		206,300		17,556	223,856		81,743		37,456	119,199
	807,409		125,367	932,776		828,001		126,462	954,463		746,511		175,952	922,463
Net loans charged-off (recovered):
BPPR
Commercial	29,968		1,108	31,076		24,311		10,535	34,846		28,564		34,652	63,216
Construction	(2,294)		15,702	13,408		355		9,445	9,800		985		15,187	16,172
Lease financing	1,213		-	1,213		984		-	984		8		-	8
Mortgage	12,589		2,255	14,844		16,773		2,051	18,824		14,810		4,085	18,895
Consumer	19,928		(155)	19,773		20,001		4,564	24,565		23,055		4,533	27,588
Total BPPR	61,404		18,910	80,314		62,424		26,595	89,019		67,422		58,457	125,879

BPNA
Commercial	9,808		-	9,808		8,104		-	8,104		11,132		-	11,132
Construction	-		-	-		-		-	-		(4)		-	(4)
Legacy [1]	(917)		-	(917)		1,886		-	1,886		5,459		-	5,459
Mortgage	3,018		-	3,018		2,790		-	2,790		3,371		-	3,371
Consumer	5,832		-	5,832		6,153		-	6,153		10,596		-	10,596
Total BPNA	17,741		-	17,741		18,933		-	18,933		30,554		-	30,554
Total loans charged-off (recovered) - Popular, Inc.	79,145		18,910	98,055		81,357		26,595	107,952		97,976		58,457	156,433
Net write-downs related to loans sold	(199,502)		-	(199,502)		(163,143)		-	(163,143)		-		-	-
Balance at end of period	$ 528,762		$ 106,457	$ 635,219		$ 583,501		$ 99,867	$ 683,368		$ 648,535		$ 117,495	$ 766,030

POPULAR, INC.
Annualized net charge-offs to average loans held-in-portfolio	1.47%			1.58%		1.55%			1.76%		1.93%			2.56%
Provision for loan losses to net charge-offs [2]	0.69	x		0.82	x	0.71	x		0.70	x	0.83	x		0.76	x

BPPR
Annualized net charge-offs to average loans held-in-portfolio	1.55%			1.68%		1.64%			1.90%		1.85%			2.69%
Provision for loan losses to net charge-offs [2]	1.00	x		1.08	x	0.89	x		0.82	x	0.99	x		0.83	x

BPNA
Annualized net charge-offs to average loans held-in-portfolio				1.24%					1.33%					2.15%
Provision (reversal) for loan losses to net charge-offs				(0.37)	x				0.11	x				0.50	x
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA reportable segment.
[2] Excluding provision for loan losses and net write-down related to the asset sale during the quarters ended June 30, 2013 and March 31, 2013.

Popular, Inc.
Financial Supplement to Second Quarter 2013 Earnings Release
Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED
(Unaudited)

30-Jun-13
(Dollars in thousands)		Commercial	Construction	Legacy [3]	Mortgage	Lease financing	Consumer	Total [2]
Specific ALLL		$ 18,719	$ 1,401	$ -	$ 53,278	$ 1,399	$ 31,254	$ 106,051
Impaired loans	[1]	$ 334,861	$ 45,376	$ 13,368	$ 435,205	$ 3,818	$ 130,166	$ 962,794
Specific ALLL to impaired loans	[1]	5.59%	3.09%	-%	12.24%	36.64%	24.01%	11.01%
General ALLL		$ 145,762	$ 8,009	$ 19,978	$ 102,702	$ 7,524	$ 138,736	$ 422,711
Loans held-in-portfolio, excluding impaired loans	[1]	$ 9,582,979	$ 251,634	$ 248,860	$ 6,168,382	$ 534,530	$ 3,772,480	$ 20,558,865
General ALLL to loans held-in-portfolio, excluding impaired loans	[1]	1.52%	3.18%	8.03%	1.66%	1.41%	3.68%	2.06%
Total ALLL		$ 164,481	$ 9,410	$ 19,978	$ 155,980	$ 8,923	$ 169,990	$ 528,762
Total non-covered loans held-in-portfolio	[1]	$ 9,917,840	$ 297,010	$ 262,228	$ 6,603,587	$ 538,348	$ 3,902,646	$ 21,521,659
ALLL to loans held-in-portfolio	[1]	1.66%	3.17%	7.62%	2.36%	1.66%	4.36%	2.46%
[1] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction.
[2] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction. As of June 30, 2013, the general allowance on the covered loans amounted to $103 million, while the specific reserve amounted to $3 million.
[3] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA reportable segment.

31-Mar-13
(Dollars in thousands)		Commercial	Construction	Legacy [3]	Mortgage	Lease financing	Consumer	Total [2]
Specific ALLL		$ 21,776	$ 135	$ -	$ 75,697	$ 1,662	$ 24,472	$ 123,742
Impaired loans	[1]	$ 301,939	$ 49,398	$ 15,031	$ 631,663	$ 4,358	$ 112,394	$ 1,114,783
Specific ALLL to impaired loans	[1]	7.21%	0.27%	-%	11.98%	38.14%	21.77%	11.10%
General ALLL		$ 207,094	$ 7,304	$ 30,777	$ 86,248	$ 2,233	$ 126,103	$ 459,759
Loans held-in-portfolio, excluding impaired loans	[1]	$ 9,448,489	$ 222,100	$ 337,481	$ 6,242,247	$ 539,214	$ 3,729,431	$ 20,518,962
General ALLL to loans held-in-portfolio, excluding impaired loans	[1]	2.19%	3.29%	9.12%	1.38%	0.41%	3.38%	2.24%
Total ALLL		$ 228,870	$ 7,439	$ 30,777	$ 161,945	$ 3,895	$ 150,575	$ 583,501
Total non-covered loans held-in-portfolio	[1]	$ 9,750,428	$ 271,498	$ 352,512	$ 6,873,910	$ 543,572	$ 3,841,825	$ 21,633,745
ALLL to loans held-in-portfolio	[1]	2.35%	2.74%	8.73%	2.36%	0.72%	3.92%	2.70%
[1] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction.
[2] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction. As of March 31, 2013, the general allowance on the covered loans amounted to $98 million, while the specific reserve amounted to $1 million.
[3] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA reportable segment.

Variance
(Dollars in thousands)	Commercial	Construction	Legacy	Mortgage	Lease financing	Consumer	Total
Specific ALLL	$ (3,057)	$ 1,266	$ -	$ (22,419)	$ (263)	$ 6,782	$ (17,691)
Impaired loans	$ 32,922	$ (4,022)	$ (1,663)	$ (196,458)	$ (540)	$ 17,772	$ (151,989)
General ALLL	$ (61,332)	$ 705	$ (10,799)	$ 16,454	$ 5,291	$ 12,633	$ (37,048)
Loans held-in-portfolio, excluding impaired loans	$ 134,490	$ 29,534	$ (88,621)	$ (73,865)	$ (4,684)	$ 43,049	$ 39,903
Total ALLL	$ (64,389)	$ 1,971	$ (10,799)	$ (5,965)	$ 5,028	$ 19,415	$ (54,739)
Total non-covered loans held-in-portfolio	$ 167,412	$ 25,512	$ (90,284)	$ (270,323)	$ (5,224)	$ 60,821	$ (112,086)

Popular, Inc.
Financial Supplement to Second Quarter 2013 Earnings Release
Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS
(Unaudited)

30-Jun-13
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$ 18,719	$ 1,401	$ 35,715	$ 1,399	$ 30,904	$ 88,138
General ALLL non-covered loans	93,433	7,671	87,200	7,524	109,610	305,438
ALLL - non-covered loans	112,152	9,072	122,915	8,923	140,514	393,576
Specific ALLL covered loans	1,981	750	-	-	-	2,731
General ALLL covered loans	63,576	6,603	27,001	-	6,546	103,726
ALLL - covered loans	65,557	7,353	27,001	-	6,546	106,457
Total ALLL	$ 177,709	$ 16,425	$ 149,916	$ 8,923	$ 147,060	$ 500,033
Loans held-in-portfolio:
Impaired non-covered loans	$ 271,177	$ 39,542	$ 382,398	$ 3,818	$ 127,643	$ 824,578
Non-covered loans held-in-portfolio, excluding impaired loans	6,052,606	216,960	4,931,072	534,530	3,131,734	14,866,902
Non-covered loans held-in-portfolio	6,323,783	256,502	5,313,470	538,348	3,259,377	15,691,480
Impaired covered loans	25,092	-	-	-	-	25,092
Covered loans held-in-portfolio, excluding impaired loans	1,875,378	240,365	999,578	-	59,585	3,174,906
Covered loans held-in-portfolio	1,900,470	240,365	999,578	-	59,585	3,199,998
Total loans held-in-portfolio	$ 8,224,253	$ 496,867	$ 6,313,048	$ 538,348	$ 3,318,962	$ 18,891,478

31-Mar-13
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$ 21,770	$ 135	$ 58,206	$ 1,662	$ 24,379	$ 106,152
General ALLL non-covered loans	139,113	6,268	72,260	2,233	97,995	317,869
ALLL - non-covered loans	160,883	6,403	130,466	3,895	122,374	424,021
Specific ALLL covered loans	1,417	-	-	-	-	1,417
General ALLL covered loans	66,264	6,293	20,673	-	5,220	98,450
ALLL - covered loans	67,681	6,293	20,673	-	5,220	99,867
Total ALLL	$ 228,564	$ 12,696	$ 151,139	$ 3,895	$ 127,594	$ 523,888
Loans held-in-portfolio:
Impaired non-covered loans	$ 231,986	$ 43,514	$ 578,471	$ 4,358	$ 109,718	$ 968,047
Non-covered loans held-in-portfolio, excluding impaired loans	5,968,604	197,773	5,158,122	539,214	3,113,816	14,977,529
Non-covered loans held-in-portfolio	6,200,590	241,287	5,736,593	543,572	3,223,534	15,945,576
Impaired covered loans	23,412	-	-	-	-	23,412
Covered loans held-in-portfolio, excluding impaired loans	1,921,397	306,550	1,045,564	-	65,523	3,339,034
Covered loans held-in-portfolio	1,944,809	306,550	1,045,564	-	65,523	3,362,446
Total loans held-in-portfolio	$ 8,145,399	$ 547,837	$ 6,782,157	$ 543,572	$ 3,289,057	$ 19,308,022

Variance
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$ (3,051)	$ 1,266	$ (22,491)	$ (263)	$ 6,525	$ (18,014)
General ALLL non-covered loans	(45,680)	1,403	14,940	5,291	11,615	(12,431)
ALLL - non-covered loans	(48,731)	2,669	(7,551)	5,028	18,140	(30,445)
Specific ALLL covered loans	564	750	-	-	-	1,314
General ALLL covered loans	(2,688)	310	6,328	-	1,326	5,276
ALLL - covered loans	(2,124)	1,060	6,328	-	1,326	6,590
Total ALLL	$ (50,855)	$ 3,729	$ (1,223)	$ 5,028	$ 19,466	$ (23,855)
Loans held-in-portfolio:
Impaired non-covered loans	$ 39,191	$ (3,972)	$ (196,073)	$ (540)	$ 17,925	$ (143,469)
Non-covered loans held-in-portfolio, excluding impaired loans	84,002	19,187	(227,050)	(4,684)	17,918	(110,627)
Non-covered loans held-in-portfolio	123,193	15,215	(423,123)	(5,224)	35,843	(254,096)
Impaired covered loans	1,680	-	-	-	-	1,680
Covered loans held-in-portfolio, excluding impaired loans	(46,019)	(66,185)	(45,986)	-	(5,938)	(164,128)
Covered loans held-in-portfolio	(44,339)	(66,185)	(45,986)	-	(5,938)	(162,448)
Total loans held-in-portfolio	$ 78,854	$ (50,970)	$ (469,109)	$ (5,224)	$ 29,905	$ (416,544)

Popular, Inc.
Financial Supplement to Second Quarter 2013 Earnings Release
Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - U.S. MAINLAND OPERATIONS
(Unaudited)

30-Jun-13
U.S. Mainland
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$ -	$ -	$ -	$ 17,563	$ 350	$ 17,913
General ALLL	52,329	338	19,978	15,502	29,126	117,273
Total ALLL	$ 52,329	$ 338	$ 19,978	$ 33,065	$ 29,476	$ 135,186
Loans held-in-portfolio:
Impaired loans	$ 63,684	$ 5,834	$ 13,368	$ 52,807	$ 2,523	$ 138,216
Loans held-in-portfolio, excluding impaired loans	3,530,373	34,674	248,860	1,237,310	640,746	5,691,963
Total loans held-in-portfolio	$ 3,594,057	$ 40,508	$ 262,228	$ 1,290,117	$ 643,269	$ 5,830,179

31-Mar-13
U.S. Mainland
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$ 6	$ -	$ -	$ 17,491	$ 93	$ 17,590
General ALLL	67,981	1,036	30,777	13,988	28,108	141,890
Total ALLL	$ 67,987	$ 1,036	$ 30,777	$ 31,479	$ 28,201	$ 159,480
Loans held-in-portfolio:
Impaired loans	$ 69,953	$ 5,884	$ 15,031	$ 53,192	$ 2,676	$ 146,736
Loans held-in-portfolio, excluding impaired loans	3,479,885	24,327	337,481	1,084,125	615,615	5,541,433
Total loans held-in-portfolio	$ 3,549,838	$ 30,211	$ 352,512	$ 1,137,317	$ 618,291	$ 5,688,169

Variance
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$ (6)	$ -	$ -	$ 72	$ 257	$ 323
General ALLL	(15,652)	(698)	(10,799)	1,514	1,018	(24,617)
Total ALLL	$ (15,658)	$ (698)	$ (10,799)	$ 1,586	$ 1,275	$ (24,294)
Loans held-in-portfolio:
Impaired loans	$ (6,269)	$ (50)	$ (1,663)	$ (385)	$ (153)	$ (8,520)
Loans held-in-portfolio, excluding impaired loans	50,488	10,347	(88,621)	153,185	25,131	150,530
Total loans held-in-portfolio	$ 44,219	$ 10,297	$ (90,284)	$ 152,800	$ 24,978	$ 142,010

Popular, Inc.
Financial Supplement to Second Quarter 2013 Earnings Release
Table N - Reconciliation to GAAP Financial Measures
(Unaudited)

(In thousands, except share or per share information)	30-Jun-13	31-Mar-13	30-Jun-12
Total stockholders’ equity	$ 4,195,036	$ 3,971,143	$ 4,021,237
Less: Preferred stock	(50,160)	(50,160)	(50,160)
Less: Goodwill	(647,757)	(647,757)	(647,757)
Less: Other intangibles	(49,359)	(51,827)	(59,243)
Total tangible common equity	$ 3,447,760	$ 3,221,399	$ 3,264,077
Total assets	$ 36,684,594	$ 36,942,714	$ 36,612,179
Less: Goodwill	(647,757)	(647,757)	(647,757)
Less: Other intangibles	(49,359)	(51,827)	(59,243)
Total tangible assets	$ 35,987,478	$ 36,243,130	$ 35,905,179
Tangible common equity to tangible assets	9.58%	8.89%	9.09%
Common shares outstanding at end of period	103,276,131	103,228,615	102,824,323
Tangible book value per common share	$ 33.38	$ 31.21	$ 31.74

(In thousands)	30-Jun-13	31-Mar-13	30-Jun-12
Common stockholders’ equity	$ 4,144,876	$ 3,920,983	$ 3,971,077
Less: Unrealized gains on available-for-sale securities, net of tax[1]	(23,990)	(130,562)	(181,207)
Less: Disallowed deferred tax assets[2]	(647,010)	(433,543)	(392,960)
Less: Intangible assets:
Goodwill	(647,757)	(647,757)	(647,757)
Other disallowed intangibles	(2,695)	(10,626)	(22,241)
Less: Aggregate adjusted carrying value of non-financial equity investments	(1,357)	(1,331)	(1,256)
Add: Pension liability adjustment, net of tax and accumulated net gains
(losses) on cash flow hedges[3]	216,823	222,016	208,015
Total Tier 1 common equity	$ 3,038,890	$ 2,919,180	$ 2,933,671
Tier 1 common equity to risk-weighted assets	13.05%	12.36%	12.29%
[1] In accordance with regulatory risk-based capital guidelines, Tier 1 capital excludes net unrealized gains (losses) on available-for-sale debt securities and net unrealized gains on available-for-sale equity securities with readily determinable fair values. In arriving at Tier 1 capital, institutions are required to deduct net unrealized losses on available-for-sale equity securities with readily determinable fair values, net of tax.

[2] Approximately $178 million of the Corporation’s $864 million of net deferred tax assets at June 30, 2013 (March 31, 2013 - $135 million and $608 million, respectively; June 30, 2012 - $151 million and $573 million, respectively), were included without limitation in regulatory capital pursuant to the risk-based capital guidelines, while approximately $647 million of such assets at June 30, 2013 (March 31, 2013 - $434 million; June 30, 2012 - $393 million) exceeded the limitation imposed by these guidelines and, as “disallowed deferred tax assets”, were deducted in arriving at Tier 1 capital. The remaining $39 million of the Corporation’s other net deferred tax assets at June 30, 2013 (March 31, 2013 - $39 million; June 30, 2012 - $29 million) represented primarily the following items (a) the deferred tax effects of unrealized gains and losses on available-for-sale debt securities, which are permitted to be excluded prior to deriving the amount of net deferred tax assets subject to limitation under the guidelines; (b) the deferred tax asset corresponding to the pension liability adjustment recorded as part of accumulated other comprehensive income; and (c) the deferred tax liability associated with goodwill and other intangibles.

[3] The Federal Reserve Bank has granted interim capital relief for the impact of pension liability adjustment.

Popular, Inc.
Financial Supplement to Second Quarter 2013 Earnings Release
Table O - Financial Information - Westernbank Covered Loans
(Unaudited)

Revenues
	Quarters ended
(In thousands)	30-Jun-13	31-Mar-13	Variance
Interest income on covered loans	$ 70,136	$ 72,184	$ (2,048)
FDIC loss share expense:
Amortization of indemnification asset	(38,557)	(40,204)	1,647
80% mirror accounting on credit impairment losses [1]	25,338	14,045	11,293
80% mirror accounting on discount accretion on unfunded commitments	(193)	(193)	-
80% mirror accounting on reimbursable expenses	12,131	7,783	4,348
Change in true-up payment obligation	(476)	(6,775)	6,299
Other	(1,998)	(922)	(1,076)
Total FDIC loss share expense	(3,755)	(26,266)	22,511
Other non-interest income	242	242	-
Total revenues	66,623	46,160	20,463
Provision for loan losses	25,500	17,556	7,944
Total revenues less provision for loan losses	$ 41,123	$ 28,604	$ 12,519
[1]	Reductions in expected cash flows for ASC 310-30 loans, which may impact the provision for loan losses, may consider reductions in both principal and interest cash flow expectations. The amount covered under the FDIC loss sharing agreements for interest not collected from borrowers is limited under the agreements (approximately 90 days); accordingly, these amounts are not subject fully to the 80% mirror accounting.

Quarterly average assets
	Quarters ended
(In millions)	30-Jun-13	31-Mar-13	Variance
Covered loans	$ 3,269	$ 3,514	$ (245)
FDIC loss share asset	1,376	1,394	(18)

Activity in the carrying amount and accretable yield of covered loans accounted for under ASC 310-30

	Quarters ended
	30-Jun-13		31-Mar-13
(In thousands)	Accretable yield	Carrying amount of loans	Accretable yield	Carrying amount of loans
Beginning balance	$ 1,372,135	$ 3,157,663	$ 1,451,669	$ 3,491,759
Accretion	(62,536)	62,536	(64,990)	64,990
Changes in expected cash flows	13,974	-	(14,544)	-
Collections / charge-offs	-	(207,333)	-	(399,086)
Ending balance	1,323,573	3,012,866	1,372,135	3,157,663
Allowance for loan losses - ASC 310-30 covered loans	-	(91,195)	-	(91,573)
Ending balance, net of allowance for loan losses	$ 1,323,573	$ 2,921,671	$ 1,372,135	$ 3,066,090

Activity in the carrying amount of the FDIC indemnity asset

		Quarters ended
(In thousands)		30-Jun-13		31-Mar-13
Balance at beginning of period		$ 1,380,592		$ 1,399,098
Amortization		(38,557)		(40,204)
Credit impairment losses to be covered under loss sharing agreements		25,338		14,045
Decrease due to reciprocal accounting on the discount accretion on unfunded commitments		(193)		(193)
Reimbursable expenses to be covered under loss sharing agreements		12,131		7,783
Net payments to (from) FDIC under loss sharing agreements		-		107
Other adjustments attributable to FDIC loss sharing agreements		31		(44)
Balance at end of period		$ 1,379,342		$ 1,380,592

Activity in the remaining FDIC loss share asset amortization

		Quarters ended
(In thousands)		30-Jun-13		31-Mar-13
Balance at beginning of period		$ 128,682		$ 141,800
Amortization		(38,557)		(40,204)
Impact of lower projected losses		31,999		27,086
Balance at end of period		$ 122,124		$ 128,682

CONTACT:
Popular, Inc.
Investor Relations:
Carlos J. Vázquez, 787-756-3982
Chief Financial Officer, Executive Vice President
or
Media Relations:
Teruca Rullán, 787-281-5170 or 917-679-3596/mobile
Senior Vice President, Corporate Communications